Exhibit 99.1

RXO Provides Positive Brokerage Update, Highlighting Strong Truckload Gross Profit Per Load
•Truckload gross profit per load increased by more than 10 percent in August when compared to July, better than the prior outlook
•Company continues to expect third-quarter truckload volume to increase by a low-to-mid single digit percentage year-over-year
CHARLOTTE, N.C. – Sept. 9, 2026 – RXO (NYSE: RXO), a leading provider of asset-light transportation solutions, announced today that it has achieved stronger than anticipated quarter-to-date truckload gross profit per load.
The company continues to capture spot opportunities, and spot represented approximately 50% of RXO’s full-truckload volume through the first two months of the quarter. In addition, the company continues to phase in higher contract rates while leveraging its scale to purchase transportation effectively. As a result, RXO’s truckload gross profit per load increased by more than 10 percent in August when compared to July, which was better than the outlook provided on the company’s second-quarter earnings conference call.
RXO continues to expect third-quarter truckload volume to increase by a low-to-mid single digit percentage year-over-year, despite ongoing softness in freight demand.
“RXO is on pace for a strong third quarter,” said Drew Wilkerson, RXO’s chairman and chief executive officer. “This performance speaks to the power of our brokerage platform, the strength of our customer relationships and our team’s ability to execute in a dynamic freight market.”
The company made the announcement ahead of an investor conference at which Wilkerson and Chief Strategy Officer Jared Weisfeld are speaking.
Results for the quarter have not been completed, are subject to quarter-end closing procedures, and may differ materially from final reported results.
About RXO
RXO (NYSE: RXO) is a leading provider of asset-light transportation solutions. RXO offers tech-enabled truck brokerage services together with complementary solutions including managed transportation and last mile delivery. The company combines massive capacity and cutting-edge technology to move freight efficiently through supply chains across North America. The company is headquartered in Charlotte, N.C. Visit  RXO.com  for more information and connect with RXO on Facebook, X, LinkedIn, Instagram and YouTube.
Media Contact
Nina Reinhardt
nina.reinhardt@rxo.com

Investor Contact
Kevin Sterling
kevin.sterling@rxo.com
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Forward-looking Statements
This release includes forward-looking statements, including statements relating to anticipated third-quarter results. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “predict,” “should,” “will,” “expect,” “project,” “forecast,” “goal,” “outlook,” “target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: competition and pricing pressures; economic conditions generally; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyberattacks and information technology or data security breaches; our ability to integrate machine learning and artificial technologies to deliver our services and operate our business; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; governmental regulation and political conditions; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.
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